AMERICAN FINANCIAL CORPORATION

              EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


  The following is a list of subsidiaries of AFC at December 31, 1999. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                  Percentage of
                                                      State of    Common Equity
Name of Company                                  Incorporation        Ownership
---------------                                  -------------    -------------
American Premier Underwriters, Inc.                   Pennsylvania       100
  Pennsylvania Company                                Delaware           100
    Atlanta Casualty Company                          Ohio               100
    Infinity Insurance Company                        Indiana            100
    Leader Insurance Company                          Ohio               100
    Republic Indemnity Company of America             California         100
    Windsor Insurance Company                         Indiana            100
Great American Insurance Company                      Ohio               100
  American Annuity Group, Inc.                        Delaware            83
    AAG Holding Company, Inc.                         Ohio               100
      American Annuity Group Capital Trust I          Delaware           100
      American Annuity Group Capital Trust II         Delaware           100
      American Annuity Group Capital Trust III        Delaware           100
      Great American Life Insurance Company           Ohio               100
        Loyal American Life Insurance Company         Ohio               100
        United Teacher Associates Insurance Company   Texas              100
  American Empire Surplus Lines Insurance Company     Delaware           100
  American National Fire Insurance Company            New York           100
  Brothers Property Corporation                       Ohio                80
  Mid-Continent Casualty Company                      Oklahoma           100
  National Interstate Corporation                     Ohio                58
  Stonewall Insurance Company                         Ohio               100
  Transport Insurance Company                         Ohio               100
  Worldwide Insurance Company                         Ohio               100


   The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

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